RULE 10F-3 REPORT FORM FOR JPMIM
                              Managers High Yield

                         Record Of Securities Purchased
                             Rule 10f-3 Procedures

1.	Name of Portfolio: Managers High Yield Fund

2.	Name of Issuer: Aventine Renewable Energy Holdings
           Inc - AVNTIN Floating Rate 12/15/11 (144A)

3.	Underwriter from whom purchased: Morgan Stanley

4.	"Affiliated Underwriter" managing or participating in
           underwriting syndicate: JPMSI

5.	Aggregate principal amount of purchase by all
           investment companies and other discretionary accounts advised by the Adviser: $5,760,000

6.	Aggregate principal amount of offering: $160,000,000

7.	Purchase price (net of fees and expenses): $100

8.	Offering price at close of first day on which any
           sales were made: $100

9.	Date of Purchase: 12/10/04

10.	Date offering commenced: 12/10/04

11.	Commission, spread or profit: _____%    $2.50/ share

12.	Have the following conditions been satisfied?

a.	The securities are:
	part of an issue registered under the Securities Act of 1933 which is being offered to the public;
	Eligible Municipal Securities;
	sold in an Eligible Foreign Offering; OR sold in an Eligible Rule 144A Offering? YES



b.	(1) The securities were purchased prior to the end of the
	first day on which any sales were made, at a price that
	is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security
	holders of the issuer); OR			       YES

	(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

c.	The underwriting was a firm commitment underwriting?   YES

d.	The commission, spread or profit was reasonable and fair in
	relation to that being received by others for underwriting
	similar securities during the same period?             YES

e.	The issuer of the securities, except for Eligible Municipal
	Securities, and its predecessors have been in continuous
	operation for not less than three years?               YES

f.	(1) The amount of the securities, other than those sold in
	an Eligible Rule 144A Offering (see below), purchased by all of the investment companies and other discretionary accounts advised by the Adviser did not exceed 25% of the principal amount of the offering; OR

	(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies and other discretionary accounts advised by the Adviser did not exceed 25% of the total of:

	(i)	The principal amount of the offering of such class
	sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus
								YES

	(ii)	The principal amount of the offering of such class
	in any concurrent public offering?

g.	(1) No affiliated underwriter of the Purchasing Portfolio
	(or, in the case of a Multi-Adviser Portfolio, a Sleeve thereof) was a direct or indirect participant in or beneficiary of the sale; OR
								YES

	(2) With respect to the purchase of Eligible Municipal
	Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?


h.	Information has or will be timely supplied to the
	appropriate officers of the Trust for inclusion on SEC
	Form N-SAR and quarterly reports to the Trustees?	YES




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		RULE 10F-3 REPORT FORM FOR JPMIM
		       Managers High Yield

		Record Of Securities Purchased
		      Rule 10f-3 Procedures

1.	Name of Portfolio: Managers High Yield Fund

2.	Name of Issuer: Goodman Global Holdings, Inc.
	(Googlo Floating Rate  6/15/12  144A)

3.	Underwriter from whom purchased: SBC Warburg
	Inc. New York

4.	"Affiliated Underwriter" managing or participating
	in underwriting syndicate: JPMSI

5.	Aggregate principal amount of purchase by all investment
	companies and other discretionary accounts advised by the Adviser: $4,010,000

6.	Aggregate principal amount of offering: $250,000,000

7.	Purchase price (net of fees and expenses): $100

8.	Offering price at close of first day on which any sales
	were made: $100

9.	Date of Purchase: 12/15/04

10.	Date offering commenced: 12/15/04

11.	Commission, spread or profit: ___%         $2.50/ share

12.	Have the following conditions been satisfied?

a.	The securities are:
	part of an issue registered under the Securities Act of
	1933 which is being offered to the public;
	Eligible Municipal Securities;
	sold in an Eligible Foreign Offering; OR
	sold in an Eligible Rule 144A Offering?    YES



b.	(1) The securities were purchased prior to the end of the
	first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

							    YES

	(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

c.	The underwriting was a firm commitment underwriting?   YES

d.	The commission, spread or profit was reasonable and fair in
	relation to that being received by others for underwriting
	similar securities during the same period?             YES

e.	The issuer of the securities, except for Eligible Municipal
	Securities, and its predecessors have been in continuous
	operation for not less than three years?               YES

f.	(1) The amount of the securities, other than those sold in
	an Eligible Rule 144A Offering (see below), purchased by all of the investment companies and other discretionary accounts advised by the Adviser did not exceed 25% of the principal amount of the offering; OR

	(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies and other discretionary accounts advised by the Adviser did not exceed 25% of the total of:

	(i)	The principal amount of the offering of such class
	sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus
								YES

	(ii)	The principal amount of the offering of such class
	in any concurrent public offering?

g.	(1) No affiliated underwriter of the Purchasing Portfolio
	(or, in the case of a Multi-Adviser Portfolio, a Sleeve thereof) was a direct or indirect participant in or beneficiary of the sale; OR
								YES

	(2) With respect to the purchase of Eligible Municipal
	Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?


h.	Information has or will be timely supplied to the
	appropriate officers of the Trust for inclusion on SEC
	Form N-SAR and quarterly reports to the Trustees?	YES



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